EXHIBIT 99.2

ICR:

Thank you. Welcome everyone to today’s call where we will be discussing LifeLock’s recently announced acquisition of Lemon, Inc. Joining me today to briefly discuss the transaction are Todd Davis, LifeLock’s Chairman and CEO, Hilary Schneider, LifeLock’s President, and Chris Power, LifeLock’s Chief Financial Officer.

The primary purpose of today’s call is to provide you with information regarding this acquisition and not the Company’s business performance. We will not be providing any preview or update, or taking any questions regarding our fourth quarter performance ending December 31, 2013.

Our commentary today will include non-GAAP financial measures. Reconciliations between GAAP and non-GAAP metrics for our reported results can be found in our earnings press releases which are posted on our website at lifelock.com.

Some of our discussion and responses to your questions may contain forward-looking statements. In particular, commentary regarding our product roadmap and the financial impact of the acquisition are forward looking statements. These statements are subject to risks, uncertainties and assumptions. A discussion of the risks and uncertainties related to our business is contained in our filings with the Securities and Exchange Commission from time to time, including our Form 10-K for the year ended December 31, 2012 and our Form 10-Q for the quarters ended June 30, 2013 and September 30, 2013. Should any of these risks or uncertainties materialize or should our assumptions prove to be incorrect, actual company results could differ materially from these forward-looking statements.

I encourage you to visit our Investor Relations website at investor.lifelock.com to access our earnings press releases, periodic SEC reports, a webcast replay of today’s call, or to learn more about LifeLock.

With that, let me turn the call over to Todd.

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Todd:

Thank you everyone for joining us on short notice this morning.

I’m very excited to announce the acquisition of Lemon, Inc., one of the leading companies in the mobile wallet space and the creator of the Lemon Wallet. This represents a unique opportunity for LifeLock to harness the technology and highly talented team at Lemon to move deeper into mobile – responding to the growing needs of consumers. Mobile is one of the strongest secular drivers in consumer technology, and building leadership in the mobile area is one of our top strategic priorities. The acquisition allows us to significantly accelerate our product roadmap, add additional functionality and data to our platform, expand our market opportunity, better serve our members, and develop a more meaningful relationship with a broad set of consumers.

Let me provide some additional background on Lemon, which sets the stage for why we are so excited about our combined opportunity. The Lemon team has built one of the leading mobile wallet applications, allowing users to store a digital copy of their identification, cards, receipts and coupons so they can access them from anywhere, at any time. The premium features of Lemon Wallet, which includes credit card monitoring and real time balance updates, will be made available to all users going forward. Since launching the product mid-way through 2012, adoption of the Lemon Wallet has grown rapidly, with roughly 3.6 million downloads since inception. Going forward, we will be combining the capabilities of Lemon Wallet with LifeLock’s existing mobile application, and the first version of our integrated mobile offering was actually launched earlier this morning. Our newly released, free LifeLock Wallet app includes the wallet functionality, the ability to monitor your transactions, and the capability for LifeLock to cancel credit cards a consumer has uploaded into the wallet if their actual cards are lost or stolen. In addition there will be content that educates the user on how to protect their identity and the ability to upgrade to a LifeLock subscription within the app.

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Our efforts in the mobile space were previously in the early stage. However, the addition of Lemon Wallet dramatically expands our capabilities and accelerates our time to market with a truly robust and comprehensive mobile offering on both iOs and Android. This is a natural evolution for LifeLock and reflects the universal growth in both mobile usage and mobile commerce, allowing us to capitalize on our trusted relationship with consumers by providing the convenience of a mobile wallet and associated services on top of that platform.

So what will this mean for LifeLock as we move forward?

First of all, it increases our engagement with consumers in demographics that we have a smaller presence in today – namely mobile centric and younger users. This is a continuation of our efforts to expand our reach and attract new consumers that we have described on previous conference calls, and mobile will become an important new channel for member additions.

Second, it will allow us to collect new data on credit and debit card transactions, increasing the value of our entire data ecosystem and what that brings to both consumers and enterprises. Our members have trusted us with their personal identity information, and now we will be helping to protect and monitor what is in their wallet as well. As a result, we will be getting new data streams directly from the consumer who is asking us to watch it for them.

In addition, this transaction brings with it a significant infusion of mobile DNA through the addition of the Lemon team, which was built from the ground up around a “mobile first” business model and approach. This is an important distinction, as we’re not talking about just transferring an online experience to mobile, we’re talking about an entirely new engagement model dealing with new data sets and multiple device formats. We’re very excited to have Lemon’s founder, Wences Casares, join us as the GM of our new mobile division. He is an accomplished entrepreneur with extensive leadership experience, and we look forward to the contribution from him and his team. By combining their talents with the core LifeLock development team, we will work together to further advance our combined products and leverage this platform for new offerings in the future. You will see us put a good deal of emphasis around our marketing

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efforts in the mobile space going forward to take advantage of this new application and channel.

So in summary, we are very excited to extend our capabilities and domain expertise in mobile, which is a strategic priority for LifeLock. The people and technology we have gained through this acquisition will provide a springboard to take our mobile efforts to the next level and it will allow us to expand our user base, our product footprint, and our product differentiation.

Let me turn the call over to Chris to explain the financial details.

Chris:

Thanks Todd.

Let me walk through the details of the transaction and the expected financial impact to LifeLock, starting with the details of the transaction.

As mentioned in the press release, the purchase price was approximately $42.6 million in cash. As a reminder, we had $191.9 million of cash and marketable securities on the balance sheet at the end of the September quarter. We will be adding 26 people to our team as part of the transaction.

With the background, let me provide some details regarding the expected financial impact from the Lemon acquisition, beginning with the fourth quarter.

As a reminder, we do not provide updated guidance on our core business during the middle of the quarter as a matter of practice. That said, absent the impact from Lemon, we remain comfortable with our previously shared revenue and profitability guidance for the fourth quarter, which we provided on our last quarterly conference call.

In terms of the financial impact from the Lemon acquisition, we expect an insignificant contribution to revenue over the remainder of the fourth quarter. Please keep in mind that we are changing the go-to-market model, with our primary goal to use the mobile application as the driver of a new member acquisition channel for our identity theft protection services.

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We also expect a net impact to adjusted EBITDA for the fourth quarter of negative $1.0-$1.5 million. This is largely the result of the incremental people and infrastructure added, along with the marketing expenses associated with the launch of the new app.

In addition, we expect to recognize non-recurring deal related expenses of approximately $1.0 million in the fourth quarter, and we will begin to recognize on-going charges related to the amortization of intangibles associated with the acquisition. Both the deal expenses and the amortization of intangibles will impact our GAAP results, but will be excluded from our non-GAAP results.

For 2014 as a whole, we expect an incremental contribution of between $2.0-3.0 million to our consumer revenue, along with a net negative impact to adjusted EBITDA of $8.0-10.0 million.

To put this guidance into further perspective, it is important to understand that we will be adding costs associated with the Lemon team, along with increased investments associated with ramping up our marketing spend around member acquisition in the mobile channel.

The incremental spend in 2014 is obviously expensed as incurred, whereas the new members we bring on board through this channel will only contribute a portion of their lifetime revenue stream within the year. Overall, we expect the lifetime value of members gained through this channel to be similar to our overall business.

This overall “near-term cost for long-term gain” profile is similar to what you would see during the early stages of growth in any new Software-as-a-Service business due to the subscription revenue model. What is most important, from our view, is that we are adding a meaningful extension of our business into the mobile area that we expect to increasingly monetize over time as a new acquisition channel for an expanded set of demographics. In addition, and as Todd mentioned earlier, we gain other benefits in terms of new data for our ecosystem and a platform for additional services.

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In summary, we are very excited to have completed the acquisition of Lemon, taking the next step in the evolution of our company into the mobile channel. The technology and people added will help us to expand our market opportunity and further cement our differentiated position in the industry.

So let me turn it over to the operator for questions.

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Todd’s closing remarks:

Thank you all once again for joining us with little notice. We’re very excited about this acquisition and what it means to the future of LifeLock. We look forward to speaking to all of you soon to update our progress.

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